Exhibit 99.1
FOR IMMEDIATE RELEASE
NOVEMBER 7, 2008

Investor Contact:	Crystal C. Bell, Investor Relations Specialist
Phone: (214) 721-9407

Media Contact:	Jill McMillan, Manager of Public & Industry Affairs
Phone: (214) 721-9271
CROSSTEX ENERGY REPORTS THIRD-QUARTER 2008 FINANCIAL RESULTS
DALLAS, November 7, 2008 — The Crosstex Energy companies, Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation) today reported earnings for the third quarter of 2008.
Third-Quarter 2008 — Crosstex Energy, L.P. Financial Results
The Partnership reported a net loss of $5.2 million in the third quarter of 2008, compared with net income of $2.1 million in the third quarter of 2007. The Partnership’s distributable cash flow in the third quarter of 2008 was $30.3 million, 1.02 times the amount required to cover its quarterly distribution of $0.50 per unit. Distributable cash flow in the third quarter of 2007 was $31.9 million. Distributable cash flow is a non-GAAP financial measure and is explained in greater detail under “Non-GAAP Financial Information” below. There is a reconciliation of this non-GAAP measure to net income in the tables at the end of this news release.
“Our third quarter results were negatively impacted by the effects of Hurricanes Gustav and Ike and continued volume delays in North Texas, our key growth area,” said Barry E. Davis, Crosstex Chairman, President and Chief Executive Officer. “However, we still have strong underlying long-term business fundamentals, great assets and excellent customer relationships across all our assets.”
Third-quarter 2008 gross margin was $110.2 million, compared to $97.2 million in the corresponding 2007 period, a 13 percent increase. Gross margin from the Midstream segment rose 14 percent to $97.3 million in the third quarter of 2008 versus gross margin of $85.7 million in the third quarter last year. The improvement is due to higher system throughput from continued expansion of gathering and transportation systems in the Barnett Shale in North Texas and system expansion projects on the Crosstex LIG system in Louisiana. The Midstream increase was offset by the negative impact of Hurricanes Gustav and Ike and decreases in the processing business due to a less favorable natural gas liquids market.
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Crosstex Reports Third-Quarter 2008 Financial Results

Third-quarter 2008 gross margin from the Treating segment increased 12 percent to $12.9 million, compared with gross margin of $11.5 million in the third quarter of 2007. Although the Partnership had 195 treating and dew point control plants in service at the end of both quarters, Treating gross margin increased due to increased fees per plant due to larger plants in service and throughput on its volume-based plants for the quarter.
Operating expenses were $47.0 million in the third quarter of 2008, compared with $31.7 million in the third quarter of 2007. The increase was related to expansion of gathering assets primarily in North Texas, East Texas and Louisiana and maintenance and repairs associated with the recent hurricanes. In the third quarter of 2008, general and administrative expenses rose to $16.9 million from $16.1 million in the third quarter of 2007 primarily due to an increase in bad debt expense of $1.6 million associated with SemGroup, L.P., which was partially offset by a decrease in stock-based compensation. Interest expense was $17.1 million in the third quarter of 2008 versus $20.7 million in the third quarter of 2007 due to lower interest rates between the periods.
Income from discontinued operations was $1.3 million in the third quarter of 2008, compared with $1.6 million in the third quarter of 2007. As part of our strategy to increase liquidity, the Partnership began marketing a nonstrategic asset for sale in September 2008 and the income generated by this asset is reflected in income from discontinued operations.
The net loss per limited partner unit in the third quarter of 2008 was $0.25 per unit versus a net loss of $0.10 per unit in the corresponding quarter of 2007. The loss per limited partner unit was impacted by the $5.8 million preferential allocation of net income to the general partner in the third quarter of 2008, which represented the general partner’s incentive distribution rights less certain stock-based compensation costs. This allocation further increased the limited partners’ net loss to $11.1 million in the third quarter of 2008.
Third Quarter 2008 — Crosstex Energy, Inc. Financial Results
The Corporation reported net income of $0.5 million for the third quarter of 2008, compared with net income of $2.2 million in the comparable 2007 period. The Corporation’s net loss from continuing operations before income taxes, gain on issuance of units of the Partnership and interest of noncontrolling partners in the net income of the Partnership was $5.5 million in the third quarter of 2008, compared with net income of $0.2 million in the third quarter of 2007.
The Corporation’s share of Partnership distributions, including distributions on its approximately 16.4 million participating limited partner units, its two percent general partner interest and the incentive distribution rights, was $15.5 million in the third quarter of 2008. Its share of Partnership distributions in the third quarter of 2007 was $12.6 million.
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Crosstex Reports Third-Quarter 2008 Earnings

Crosstex to Hold Conference Call Today
The Partnership and the Corporation will hold their quarterly conference call to discuss third quarter 2008 financial results today, November 7, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The dial-in number for the call is 1-888-713-4211, and the passcode is 82267047. Callers outside the United States should dial 1-617-213-4864, and the passcode is 82267047. Investors are advised to dial in to the call at least 10 minutes prior to the call time to register. Participants may preregister for the call at https://www.theconferencingservice.com/prereg/key.process?key=PTUAMRWFE. Preregistrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection. Interested parties also can access a live Web cast of the call on the Investors page of Crosstex’s Web site at www.crosstexenergy.com.
After the conference call, a replay can be accessed until December 7, 2008, by dialing 1-888-286-8010. International callers should dial 1-617-801-6888 for a replay. The passcode for all callers listening to the replay is 40501936. Interested parties also can visit the Investors page of Crosstex’s Web site to listen to a replay of the call.
About the Crosstex Energy Companies
Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates approximately 5,700 miles of pipeline, 12 processing plants, four fractionators, and approximately 195 natural gas amine-treating plants and dew point control plants. The Partnership currently provides services for over 4.0 Bcf/day of natural gas, or approximately eight percent of marketed U.S. daily production.
Crosstex Energy, Inc. owns the two percent general partner interest, a 34 percent limited partner interest, and the incentive distribution rights of Crosstex Energy, L.P.
Additional information about the Partnership and the Corporation can be found at www.crosstexenergy.com.
Non-GAAP Financial Information
This press release contains a non-generally accepted accounting principle financial measure that we refer to as Distributable Cash Flow. Distributable cash flow includes earnings before noncash charges, less maintenance capital expenditures and amortization of costs of certain derivatives (puts). The amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (GAAP), with the exception of maintenance capital expenditures and the amortization of put premiums. Maintenance capital expenditures are capital expenditures made to replace partially or fully depreciated assets in order to maintain the existing operating capacity of our assets and to extend their useful lives. The puts were acquired to hedge the future price of certain natural gas liquids. The net cost of the puts is being amortized against Distributable Cash Flow over their life.
We believe this measure is useful to investors because it may provide users of this financial information with meaningful comparisons between current results and prior reported results and a
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Crosstex Reports Third-Quarter 2008 Earnings

meaningful measure of the Partnership’s cash flow after it has satisfied the capital and related requirements of its operations. Distributable Cash Flow is not a measure of financial performance or liquidity under GAAP. It should not be considered in isolation or as an indicator of the Partnership’s performance. Furthermore, it should not be seen as a measure of liquidity or a substitute for metrics prepared in accordance with GAAP. Our reconciliation of this measure to net income is included among the following tables.
This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are based on certain assumptions made by the Partnership and the Corporation based upon management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership and the Corporation believe are appropriate in the circumstances. These statements include, but are not limited to, statements with respect to the Partnership’s and the Corporation’s future financial condition, liquidity and results of operations. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership and the Corporation, which may cause the Partnership’s and the Corporation’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include the following: (1) the amount of natural gas transported in the Partnership’s gathering and transmission lines may decline as a result of competition for supplies, reserve declines and reduction in demand from key customers and markets; (2) the level of the Partnership’s processing and treating operations may decline for similar reasons; (3) fluctuations in natural gas and NGL prices may occur due to weather and other natural and economic forces; (4) there may be a failure to successfully integrate new acquisitions; (5) the Partnership’s credit risk management efforts may fail to adequately protect against customer nonpayment; (6) the Partnership may not adequately address construction and operating risks; and (7) other factors discussed in the Partnership’s and the Corporation’s Annual Reports on Form 10-K for the year ended December 31, 2007, and other filings with the Securities and Exchange Commission. The Partnership and the Corporation have no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
(Tables follow)

Crosstex Reports Third-Quarter 2008 Earnings

CROSSTEX ENERGY, L.P.
Selected Financial & Operating Data
(All amounts in thousands except per unit numbers)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Revenues
Midstream	$1,310,226	$926,726	$4,087,683	$2,721,193
Treating	19,036	13,080	48,106	40,160
Profit from Energy Trading Activities	648	587	2,332	2,180

	1,329,910	940,393	4,138,121	2,763,533

Cost of Gas
Midstream	1,213,547	841,580	3,796,074	2,503,523
Treating	6,164	1,617	11,618	6,208

	1,219,711	843,197	3,807,692	2,509,731

Gross Margin	110,199	97,196	330,429	253,802

Operating Expenses	46,997	31,690	127,408	87,645
General and Administrative	16,897	16,127	49,695	43,010
(Gain) Loss on Sale of Property	68	2	(1,591)	(1,819)
(Gain) Loss on Derivatives	1,295	526	(7,193)	(3,969)
Depreciation and Amortization	32,828	27,465	96,927	76,845

Total	98,085	75,810	265,246	201,712

Operating Income	12,114	21,386	65,183	52,090

Interest Expense and Other	(16,964)	(20,481)	(46,703)	(56,159)

Income (Loss) from continuing operations before Minority Interest and Taxes	(4,850)	905	18,480	(4,069)

Minority Interest in Subsidiary	(44)	(136)	(238)	(186)
Income Tax Provision	(1,683)	(236)	(2,352)	(655)

Income (Loss) from Continuing Operations	(6,577)	533	15,890	(4,910)
Income from Discontinued Operations	1,334	1,597	4,320	4,652

Net Income (Loss)	$(5,243)	$2,130	$20,210	$(258)

General Partner Share of Net Income (Loss)	$5,810	$4,737	$27,861	$13,444

Limited Partners’ Share of Net Income (Loss)	$(11,053)	$(2,607)	$(7,651)	$(13,702)

Net Income (Loss) per Limited Partners’ Unit

Basic and diluted Common Unit	$(0.25)	$(0.10)	$(3.11)	$(0.51)

Basic and Diluted Sr. Sub Series C Unit	$—	$—	$9.44	$—

Weighted Average Limited Partners’
Units Outstanding:

Basic and diluted	44,869	26,718	41,466	26,682

Crosstex Reports Third-Quarter 2008 Financial Results

CROSSTEX ENERGY, L.P.
Reconciliation of Net Income to Distributable Cash Flow
(All amounts in thousands except ratios and distributions per unit)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Net Income (Loss)	$(5,243)	$2,130	$20,210	$(258)
Depreciation and Amortization (1)	33,322	27,999	98,434	78,351
Stock-based Compensation	1,885	3,549	8,251	8,635
Financial Derivatives Mark-to-Market	5,134	2,460	(1,980)	439
Other (2)	425	44	(654)	133

Cash Flow	35,523	36,182	124,261	87,300

Amortization of Put Premiums	—	(2,708)	—	(6,176)
Maintenance Capital Expenditures	(5,249)	(1,609)	(12,816)	(6,165)

Distributable Cash Flow	$30,274	$31,865	$111,444	$74,959

Actual Distribution	$29,708	$22,796	$111,389	$65,318
Distribution Coverage	1.02	1.40	1.00	1.15

Distributions per Limited Partner Unit	$0.50	$0.59	$1.75	$1.72

(1)	Excludes minority interest share of depreciation and amortization of $76,000 and $206,000 for the three and nine months ended September 30, 2008, respectively, and $31,000 and $174,000 for the three months and nine months ended September 30, 2007, respectively. Includes discontinued operation depreciation and amortization of $571,000 and $1,713,000 for the three and nine months ended September 30, 2008, respectively and $565,000 and $1,680,000 for the three and nine months ended September 30, 2007 respectively.

(2)	Includes taxes and gain from the disposition of assets.

Crosstex Reports Third-Quarter 2008 Earnings

CROSSTEX ENERGY, L.P.
Operating Data

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Pipeline Throughput (MMBtu/d)
South Texas (1)	423,000	429,000	423,000	396,000
LIG Pipeline and Marketing (1)	895,000	1,023,000	973,000	921,000
North Texas — Gathering	762,000	393,000	653,000	312,000
North Texas — Transmission	342,000	296,000	337,000	225,000
Other Midstream	221,000	202,000	208,000	186,000

Total Gathering and Transmission Volume	2,643,000	2,343,000	2,594,000	2,040,000

Natural Gas Processed (MMBtu/d)
South Louisiana (1)	1,037,000	1,473,000	1,289,000	1,439,000
LIG System (1)	262,000	314,000	325,000	317,000
South Texas	184,000	219,000	200,000	221,000
North Texas	200,000	150,000	191,000	102,000

Total Gas Volumes Processed	1,683,000	2,156,000	2,005,000	2,079,000

Weighted Average Natural Gas Liquids Price ($/gallon)	1.36	1.18	1.43	1.07
Weighted Average Natural Gas Liquids to Gas Ratio	210%	222%	193%	180%

Commercial Services Volume (MMBtu/d)	74,000	92,000	81,000	95,000

North Texas Gathering (2)
Wells Connected	46	57	135	157

Treating Plants in Service and GPM
Treating and DPC plants in service (3)	195	195	195	195
Total GPM of treating plants in service (4)	10,718	9,863	10,718	9,863

(1)	Volumes in this period were significantly negatively impacted by Hurricane Gustav, Hurricane Ike and Tropical Storm Edouard on these systems.

(2)	North Texas Gathering wells connected are as of the last day of the period and include Centralized Delivery Point (“CDP”) connections where Crosstex connects multiple wells at a single meter station.

(3)	Treating plants and Dew Point Control (“DPC”) plants in Service represents plants in service as of the last day of the period.

(4)	The numbers represent the total Gallons per Minute (“GPM”) capacity of all the Amine Treating plants in service as of the last day of the period.

Crosstex Reports Third-Quarter 2008 Financial Results

CROSSTEX ENERGY, INC.
Selected Financial & Operating Data
(All amounts in thousands except per share numbers)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Revenues
Midstream	$1,310,226	$926,726	$4,087,683	$2,721,193
Treating	19,036	13,080	48,106	40,160
Profit from Energy Trading Activities	648	587	2,332	2,180

	1,329,910	940,393	4,138,121	2,763,533

Cost of Gas
Midstream	1,213,547	841,580	3,796,074	2,503,523
Treating	6,164	1,617	11,618	6,208

	1,219,711	843,197	3,807,692	2,509,731

Gross Margin	110,199	97,196	330,429	253,802

Operating Expenses	46,998	31,706	127,415	87,678
General and Administrative	17,613	16,886	51,767	45,074
(Gain) Loss on Derivatives	1,295	526	(7,193)	(3,969)
(Gain) Loss on Sale of Property	68	2	(1,591)	(1,819)
Depreciation and Amortization	32,848	27,477	97,039	76,880

Total	98,822	76,597	267,437	203,844

Operating Income	11,377	20,599	62,992	49,958

Interest Expense and Other	(16,903)	(20,390)	(46,542)	(55,826)

Income (Loss) from Continuing Operations before Income Taxes, Gain on Issuance of Units of the Partnership and Interest of Noncontrolling Partners in the Partnership’s Net Income (Loss)	(5,526)	209	16,450	(5,868)
Gain on Issuance of Units of the Partnership	—	—	14,748	—
Income Tax Provision	(2,061)	(914)	(10,731)	(2,111)
Interest of Noncontrolling Partners in the Partnership’s Net Income (Loss)	7,833	2,533	7,280	11,402

Income from Continuing Operations	246	1,828	27,747	3,423
Income from Discontinued Operations, net of Taxes and Minority Interest	294	352	951	1,024

Net Income	$540	$2,180	$28,698	$4,447

Net Income per Common Share

Basic Earnings per Common Share	$0.01	$0.05	$0.62	$0.10

Diluted Earnings per Common Share	$0.01	$0.05	$0.62	$0.10

Weighted Average Shares Outstanding:

Basic	46,299	45,996	46,285	45,978

Diluted	46,649	46,655	46,626	46,591

Dividends per Common Share	$0.32	$0.24	$1.06	$0.69